UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): December 11, 2015

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 11, 2015, Hanger, Inc. (the “Company”) and certain of the Company’s subsidiaries (the “Guarantors”) entered into the Fifth Supplemental Indenture to the Indenture, dated November 2, 2010 (as amended and supplemented to date, the “Indenture”), among the Company, the Guarantors and Wilmington Trust Company, as Trustee (the “Trustee”), pursuant to which the Company has issued $200,000,000 aggregate principal amount 7 1/8% Senior Notes due 2018 (the “Notes”).  The Fifth Supplemental Indenture amends and waives certain provisions of the Indenture as described below, and became operative on December 15, 2015 when the Company paid the initial consent fee in accordance with the terms of the Consent Solicitation (as defined below).

The Fifth Supplemental Indenture amends, effective as of November 15, 2015, the reporting covenant in the Indenture to extend the Company’s deadline to deliver to the holders (with copies to the Trustee) the following reports required to be filed or furnished with the Securities and Exchange Commission (the “SEC”):  the Annual Report on Form 10-K for the fiscal year ended December 31, 2014; Quarterly Reports on Form 10-Q for the periods ended September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015; and any other Annual Reports on Form 10-K and/or Quarterly Reports on Form 10-Q that may become due for filing with the SEC, in each case until the earliest of such time as (i) the Company becomes Current (as defined below) in its filing obligations with the SEC, (ii) if the Company is not Current in its filing obligations with the SEC as of May 15, 2016, the Company fails to timely pay the Second Consent Fee (as defined below) if due on May 15, 2016, and (iii) August 31, 2016 (the “Termination Date”).  The Fifth Supplemental Indenture also waives any default or event of default under the Indenture that may occur or exist as a result of or in connection with the Company’s failure to timely deliver to the holders (with copies to the Trustee), or file with the SEC, its delayed SEC reports until the Termination Date, including the Notice of Default discussed below.

Pursuant to the terms of the Fifth Supplemental Indenture, the Company has increased the interest rate on the Notes to 9.125%, effective as of November 15, 2015.  Additionally, if the Company is not Current in its filing obligations with the SEC as of May 15, 2016, it will further increase the interest rate by an additional 1½ % per annum to 10.625%, effective as of May 15, 2016.

The Fifth Supplemental Indenture amends the definition of “permitted liens” in the Indenture to limit the ability of the Company to incur certain secured indebtedness to an amount not to exceed $375.0 million until such time as the Company becomes Current in its filing obligations with the SEC.  This limit on the Company’s ability to incur secured indebtedness does not apply to any liens securing indebtedness incurred to refinance all or any part of the Notes.

Additionally, the Fifth Supplemental Indenture amends the Indenture to include an obligation of the Company to, until such time as it is Current in its filing obligations with the SEC, provide within 40 days after the end of a fiscal quarter and 60 days after the end of a fiscal year certain preliminary, estimated and unaudited cash flows and other data in a form substantially consistent with the information the Company previously provided in its Current Report on Form 8-K dated November 12, 2015 (each, a “Cash Flow Report”).  If the Company fails to timely file or furnish a Cash Flow Report by the deadline, and if the Company shall not have subsequently filed such Cash Flow Report within 15 days after such deadline, then the Company shall be required to pay additional interest on the Notes on the next succeeding interest payment date after the failure to file or furnish with the SEC such Cash Flow Report.  The amount of additional interest payable to each holder for each failure to file or furnish a Cash Flow Report within 15 days after the deadline described above shall be calculated by multiplying the aggregate outstanding principal amount of the Notes held by such holder on the related record date by 0.5%.  The additional interest payment shall be $5.00 per $1,000 in aggregate principal amount of Notes.  For the avoidance of doubt, the failure to file or furnish with the SEC such Cash Flow Report for an applicable fiscal quarter or fiscal year shall only require one payment of additional interest with respect to that period.  Additionally, the Company’s failure to file or furnish with the SEC such Cash Flow Report shall not be a default or event of default under the Indenture, and the holders’ sole remedy is the payment of any applicable additional interest.

Under the terms of the Fifth Supplemental Indenture, the Company shall be deemed to be current (“Current”) in its periodic reporting obligations with the SEC at such time (the “Determination Time”) as it has filed (i) Annual Reports on Form 10-K that contain financial statements and related financial data as of and for the annual periods ended December 31, 2013 and December 31, 2014, (ii) Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that contain financial statements and related financial data as of and for the quarterly periods ended March 31, June 30 and September 30, 2014 and the quarterly periods ended March 31, June 30 and September 30, 2015, and (iii) all subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that shall have been required to have been filed prior to the Determination Time pursuant to the rules and regulations of the SEC.

The Company received a notice of default (the “Notice of Default”) from a single holder who holds greater than 25% in aggregate principal amount of the Notes issued under the Indenture.  The Fifth Supplemental Indenture results in the Notice of Default becoming null and void and deemed to have been withdrawn.  Also, the Fifth Supplemental Indenture results in the withdrawal of the Notice of Default pursuant to the terms of the Company’s Credit Agreement, dated as of June 17, 2013, among the Company, the lenders from time to time party thereto, and Bank of America, N.A, as agent, as amended by the First Amendment and Waiver, dated June 19, 2015, the Second Amendment and Waiver, dated September 11, 2015, and the Third Amendment and Waiver, dated November 13, 2015 (together, the “Credit Agreement”), such that such Notice of Default is not an Event of Default under the Credit Agreement (as defined in the Credit Agreement).  The Third Amendment and Waiver, dated November 13, 2015, expires in accordance with its terms on December 18, 2015.

The Company conducted a consent solicitation regarding the amendment and waiver contained in the Fifth Supplemental Indenture (the “Consent Solicitation”).  The Consent Solicitation expired at 5:00 p.m., New York City time, on December 14, 2015.  The Company received the requisite number of consents and executed the Fifth Supplemental Indenture on December 11, 2015.  Only holders of record of the Notes as of 5:00 p.m., New York City time, on November 18, 2015, were eligible to deliver consents in the Consent Solicitation.  On December 15, 2015, the Company paid to the holders who delivered valid and unrevoked consents prior to the expiration time an initial consent fee in the form of a cash payment of $20.00 per $1,000 principal amount of Notes for which consents were delivered by such holder.  The Company will also pay on May 15, 2016, if the Company is not Current as of such date in its filing obligations with the SEC, to the holders who delivered valid and unrevoked consents prior to the expiration time a cash payment of $5.00 per $1,000 principal amount of Notes for which consents were delivered by such holder.

The complete terms and conditions of the Consent Solicitation were set forth in the Company’s Amended and Restated Notice of Consent Solicitation, dated November 30, 2015, as amended by Amendment No. 1 to the Amended and Restated Notice of Consent Solicitation, dated December 7, 2015, and Amendment No. 2 to the Amended and Restated Notice of Consent Solicitation, dated December 9, 2015, and the related Form of Consent that were sent to holders.

Wells Fargo Securities, LLC acted as the solicitation agent for the Consent Solicitation and D.F. King & Co., Inc. acted as the information and tabulation agent for the Consent Solicitation.

The foregoing summary of the Fifth Supplemental Indenture is not complete and is subject to, and qualified in its entirety by, the full text of the Fifth Supplemental Indenture, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release issued by the Company regarding the expiration of the Consent Solicitation is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed herewith:

(10.1)                                        Fifth Supplemental Indenture, dated as of December 11, 2015, between Hanger, Inc., each of the Subsidiary Guarantors party thereto and Wilmington Trust Company, as trustee.

(99.1)                                        Press release of Hanger, Inc. issued December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: December 15, 2015

EXHIBIT INDEX

Exhibit No.	Description

(10.1)	Fifth Supplemental Indenture, dated as of December 11, 2015, between Hanger, Inc., each of the Subsidiary Guarantors party thereto and Wilmington Trust Company, as trustee.

(99.1)	Press release of Hanger, Inc. issued December 15, 2015.